Exhibit 99.1

For Immediate Release

                         ATMI REDEEMS CONVERTIBLE NOTES

      DANBURY, CT -- April 8, 2005 -- ATMI, Inc. (Nasdaq: ATMI), a supplier of materials and materials packaging to the world's leading semiconductor manufacturers, today announced that it has retired its 5.25% convertible subordinated notes due November 16, 2006 in their entirety, pursuant to the provisions of the Indenture dated November 15, 2001 and its announcement on March 9, 2005.

      The Notes have converted into 5,183,095 shares, at the conversion rate of
45.0704 shares per $1000 principal amount, equivalent to approximately $22.19 per share, per the Indenture.

      ATMI has issued 5.183 million additional shares, effective today.

      ATMI provides specialty materials and materials packaging to the worldwide semiconductor industry. For more information, please visit atmi.com.

      Statements contained herein that relate to ATMI's future performance, including, without limitation, statements with respect to ATMI's anticipated results of operations or level of business for 2005 or any other future period, are forward-looking statements within the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Such statements are based on current expectations only and are subject to certain risks, uncertainties, and assumptions, including, but not limited to, changes in semiconductor industry growth or ATMI's markets; competition, problems, or delays developing and commercializing new products; problems or delays in integrating acquired operations and businesses; and other factors described in ATMI's filings with the Securities and Exchange Commission. Such risks and uncertainties may cause actual results to differ materially than those expressed in our forward-looking statements. ATMI undertakes no obligation to update any forward-looking statements.

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For more information contact:
      Dean Hamilton
      ATMI Investor & Public Relations
      203.207.9349 Direct
      203.794.1100 x4202
      dhamilton@atmi.com
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